Exhibit 1.8

                 Amendment to Restated Articles of Organization

                        The Commonwealth of Massachusetts

_____________    OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
Examiner               MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT      FEDERAL IDENTIFICATION
                   GENERAL LAWS, CHAPTER 156B, SECTION 72        NO. 04-2400797
                                                                    -----------


                We Philip R. McLoughlin, President and Virginia Spencer, Clerk of Phoenix Total Return Fund, Inc. located at: 101 Munson Street Greenfield, MA 01301 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3 and 4 of the Articles of Organization were duly adopted at a meeting held on
                September 30, 1994, by vote of:
_____________
Name
Approved

                 __8,881,847.016__ shares of ___Common Stock___ out of
                 __13,273,065.426__ shares outstanding,
                         type, class & series, (if any)

                 _____________ shares of _______________ out of _______________
                 shares outstanding, and
                         type, class & series, (if any)

                 _____________ shares of _______________ out of _______________
                 shares  outstanding,
                         type, class & series, (if any)

                 CROSS OUT   [begin strike thru text]
                 INAPPLI-     being at least a majority of each type, class or
                 CABLE        series outstanding and entitled to vote thereon:
                 CLAUSE      [end strike thru text](1)
                             being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:(2)

                             See Attached




  C     [ ]   (1)  For amendments adopted pursuant to Chapter 156B, Section 70.
  P     [ ]
  M     [ ]   (2)  For amendments adopted pursuant to Chapter 156B, Section 71.
 R.A.   [ ]
              Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
              8 1/2 x 11 sheets of paper leaving a left-hand margin of at least
              1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

_________
P.C.

VOTED: That Articles 3 and 4, as heretofore amended, of the Fund's Restated Articles of Organization be, and hereby are amended to read as follows:

Article 3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:


-------------------------------------------------------------------------------
                     WITHOUT PAR VALUE        WITH PAR VALUE
-------------------------------------------------------------------------------
CLASS OF STOCK       NUMBER OF SHARES         NUMBER OF SHARES    PAR VALUE
-------------------------------------------------------------------------------
Class A Common Stock                            50,000,000        $1 per share

-------------------------------------------------------------------------------
Common Stock                                    50,000,000        $1 per share
-------------------------------------------------------------------------------


Article 4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:



The Board of Directors is authorized to designate one or more classes of Common Stock in addition to the Class A Common Stock, $1 par value, and one or more series of any class of Common Stock and, before the issuance thereof, to determine the preferences, voting powers, qualifications and special or relative rights or privileges thereof, and the relations thereof to existing or future classes or series in any and all respects, including, without limitation, preferential or limited dividend, distribution, redemption and liquidation rights and preferences, limitations and any other differences regarding the allocation of expenses of the Fund to or among such classes or series thereof, and voting rights or the expansion, limitation or denial thereof or the granting thereof to any class or series to vote together with any one or more other classes or series, and any other matter affecting any class or series thereof, all of any of which may be more or less favorable to any such class or series thereof in relation to the Class A Common Stock or any other class or series of Common Stock then or thereafter authorized or outstanding.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS

-------------------------------------     -------------------------------------
        TYPE       NUMBER OF               TYPE        NUMBER OF      PAR VALUE
                    SHARES                              SHARES
-------------------------------------     -------------------------------------
COMMON:                                   COMMON:        50,000,000      $1


-------------------------------------     -------------------------------------
PREFERRED:                                PREFERRED:


-------------------------------------     -------------------------------------

CHANGE the total authorized to:

     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS

-------------------------------------     -------------------------------------
        TYPE       NUMBER OF               TYPE        NUMBER OF      PAR VALUE
                    SHARES                              SHARES
-------------------------------------     -------------------------------------
COMMON:                                   COMMON:        50,000,000       $1
                                          Class A        50,000,000       $1
                                          Common Stock
-------------------------------------     -------------------------------------
PREFERRED:                                PREFERRED:


-------------------------------------     -------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:

-----------------------------------------


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this twelfth day of October, in the year 1994.


/s/ Philip R. McLoughlin, President
----------------------------------------------------


/s/ Virginia Spencer, Clerk
----------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS



                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72




      I hereby approve the within articles of amendment and, the filing fee in
the amount of $        having been paid, said articles are deemed to have been
filed with me this      day of        , 19___.





                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State







                         TO BE FILLED IN BY CORPORATION

          PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

          TO:       Ms. Virginia Spencer c/o Sullivan & Worcester
                    -----------------------------------------------------
                    One Post Office Square
                    -----------------------------------------------------
                    Boston, MA 02109
                    -----------------------------------------------------
                    Telephone:  338-2827
                                -----------------------------------------